SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2004

ALLIANCE BANCSHARES CALIFORNIA

(Exact Name of Registrant as Specified in its Charter)

California	000-33455	91-2124567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Corporate Pointe

Culver City, CA 90230

(Address of Principal Executive Offices)

(310) 410-9281

(Registrant’s Telephone Number)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c). Exhibit 99.1 Press Release dated May 28, 2004.

Item 9.	Regulation FD Disclosure

On May 28, 2004, Alliance Bancshares California (the “Company”) issued a press release announcing that its Annual Meeting of Shareholders was held on May 28, 2004 and reporting on certain comments made by the Chief Executive Officer at the meeting.

This Report is being furnished to the Commission pursuant to the requirements of Form 8-K. This Report is hereby incorporated by reference into the Company’s Registration Statement on Form S-8 (File No. 333-97685)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2004	ALLIANCE BANCSHARES CALIFORNIA

	By:	/s/ Daniel L. Erickson

Daniel L. Erickson Executive Vice President and Chief Financial Officer